EXHIBIT (f)(4)

REVISED AND RESTATED

BY-LAWS

OF

FARMERS NEW WORLD LIFE INSURANCE COMPANY

OFFICES

SECTION 1. Principal Office. (a) The principal offices of the corporation shall be in the county of King, State of Washington. (b) Corporation may also have and maintain offices in such other places within or without the State of Washington as the Board of Directors may from time to time appoint.

SEAL

SECTION 2. The Corporation seal shall be in the form of a circle and shall bear the name of the corporation, year of its incorporation, and the words “Corporate Seal.”

STOCKHOLDERS’ MEETINGS

1 SECTION 3. Place of Meeting. All annual meetings of stockholders shall be held at the place so designated by the Board of Directors.

2SECTION 4. Time of Annual Meeting. The Annual Meeting of Stockholders shall be held at 10 o'clock a.m. on the third Thursday of each April of each year if such day is not a legal holiday in said state; if such day falls on a legal holiday in said state, then such Annual Meeting shall be held on the first day preceding which is not a legal holiday at the same hour. The Annual Meeting may be held on such other date and time as determined by the Board of Directors and as indicated by the Notice to Stockholders as required under these By-laws.

SECTION 5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meetings at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

[1]	As amended at the Board of Directors Meeting of February 21, 1978.
[2]	As amended at the Stockholders Meeting of March 12, 1986.

3 4SECTION 6. Voting. Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day twenty (20)days prior to any meeting of stockholders, excluding the day of such meeting, or if some other day be fixed by resolution of the Board of Directors for the determination of stockholders of record, then on such other day, shall be entitled to vote at such meetings, and each such person shall be entitled to one (1) vote for each of said shares. The vote shall not be by ballot except when demanded by a stockholder entitled to vote, represented in person or by proxy.

The Chairman of the meeting shall declare the persons receiving the highest number of votes to be elected as Directors of the corporation.

The Board of Directors may fix a time, in the future not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record for the determination of the stockholders entitled to notice of and to vote at any such meeting or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and in such case only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfer of any shares during the whole or any part of such period.

5 SECTION 7. Proxies. Every person entitled to vote or execute consent shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his or her duly authorized agent and filed with the secretary of the corporation.

No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the stockholder executing it specified therein the length of time for which such proxy is to continue in force, which in no case shall exceed three (3) years from the date of its execution. Any proxy duly executed shall be deemed not to have been revoked, and to be in full force and effect, unless and until an instrument revoking said proxy, or a duly executed proxy bearing a later date, is filed with the secretary. Notwithstanding that a valid proxy may be outstanding, the powers of the proxy holder or holders shall be suspended, except in the case of a proxy coupled with an interest, which shall state that fact on its face, if the person or persons executing such proxy shall be present at the meeting and elect to vote in person.

SECTION 8. Adjournment. When a meeting of shareholders is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting other than

[3]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[4]	As amended at the Regular Meeting of the Board of Directors, April 17, 1975
[5]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.

by announcement at the meeting at which such adjournment is taken.

6 SECTION 9. Notice of Annual Meeting of Stockholders. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the records of the corporation not less than twenty (20) nor more than fifty (50) days prior to the date of the meeting; provided, however, that all notices to stockholders whose addresses do not appear upon the records of the corporation shall be mailed to such stockholders in care of General Delivery, Main Post Office, Seattle, Washington; and such notice shall be deemed to be given at the time when the same shall be thus mailed.

SECTION 10. Special Meetings of Stockholders. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors or by the President and shall be called by the Chairman of the Board of Directors or by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

7 SECTION 11. Notice of Special Meetings of Stockholders. Written notice of special meetings of stockholders stating the time and place and object thereof shall be mailed, postage prepaid, not less than twenty (20) days, nor more than fifty (50) days prior to the date of such meeting to each stockholder entitled to vote thereat at such address as appears on the records of the corporation; provided, however, that such notice to stockholders whose addresses do not appear upon the records of the corporation shall be mailed to each stockholder in care of General Delivery, Main Post Office, Seattle, Washington; and such notices shall be deemed to be given at the time when the same shall be thus mailed.

SECTION 12. Waiver of Notice and Consent to Meetings. Whenever all stockholders entitled to vote at any meeting consent to the same in writing, either before or subsequent to such meeting, or are present at such meeting and participate therein without objection, or are present at such meeting and orally consent thereto, such meeting, and all the acts and proceedings thereat, shall be as valid as if such meeting had been duly and regularly called and noticed and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting. Such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

8,9 SECTION 13. Numbers-Powers-Qualifications-Term of Office. The corporate powers, business and property of this corporation shall be exercised, conducted and controlled by a Board of not less than three (3) nor

[6]	As amended at the Regular Meeting of the Board of Directors, April 17, 1975
[7]	As amended at the Board of Directors Meeting of February 21, 1978.
[8]	As amended at the Board of Directors Meeting of July 23, 2009 more than twelve (12) Directors of whom not less than three-fourths shall be citizens of the United States.

At each Annual Meeting of Stockholders, the Directors shall be elected by ballot for a term of one year by a majority vote of the Capital Stock of the Company which is represented at such meeting either in person or by proxy. No Director who has attained 70 years of age shall be elected or re-elected to the Board of Directors on or after January 1, 1996, unless specifically requested by the Board each year to stand for re-election. No Director who is also an officer or employee of this company shall stand for re-election to the Board after he or she has retired as an active officer or employee of the company.

10,11 SECTION 13.1. Office of Director Emeritus and Advisory Director. In addition to the regularly elected Directors there shall be an office of Director Emeritus: To be eligible for appointment, a person shall have been a Director of this Company for fifteen (15) years. Any person becoming eligible for appointment as Director Emeritus after January 1, 1996 shall be appointed to said office for a term not to exceed one (1) year. Appointments to the office of Director Emeritus shall be by appropriate action of the Board of Directors.

All Directors after their retirement from the Board may be appointed Advisory Directors with the privilege of attending meetings of the Board for the purpose of giving counsel and advice but they shall have no vote. Appointments to the office of Advisory Director shall be by appropriate action of the Board of Directors.

Any Director Emeritus or Advisory Director shall serve without compensation but shall be reimbursed for his or her necessary and appropriate travel expenses incurred in connection with meetings of the Board of Directors which from time to time he or she may at his or her election attend.

12 SECTION 14. Vacancies. A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death resignation or removal of any Director or Directors, or if the authorized number of Directors be increased or if the shareholders, at any annual or special meeting of shareholders, at which any Director or Directors are elected, fail to elect the full authorized number of Directors to be voted for at that meeting.

Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, and each Director so elected shall hold office until his or her successor is elected at an Annual Meeting of Stockholders or at a special meeting called for that purpose.

The stockholders may at any time elect Directors to fill any vacancies not filled by the Directors, and may elect the additional Directors at the meeting at which an amendment of the Bylaws is voted authorizing an increase in the number of Directors.

If any Director tenders his or her resignation to the Board of Directors, the Board shall have power to elect

[9]	As amended at a regular Meeting of the Board of Directors held October 24, 1995.
[10]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[11]	As amended at a regular Meeting of the Board of Directors held October 24, 1995.
[12]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.

a successor to take office at such time as the resignation shall become effective.

No reduction in the number of Directors shall have the effect of removing any Director prior to the expiration of his or her term of office.

SECTION 15. Additional Powers. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

SECTION 16. Annual Report. The Board of Directors shall cause an annual report to be sent to the shareholders not later than one hundred (120) twenty days after the close of the fiscal or calendar year of the corporation, which report shall be a full and adequate financial report.

COMMITTEES

13 SECTION 17. Creation-Powers. There shall be an Executive Committee composed of the President and two or more members of the Board of Directors appointed by a majority of the whole Board. The Executive Committee, during the intervals between meetings of the Board of Directors, shall possess all the powers of such Board in the management, direction and supervision of the business, affairs and property of the Company.

The Board may, from time to time appoint such other Committee or Committees as in their judgment may seem necessary or proper. The members of such other Committee or Committees need not necessarily be members of the Board and such other Committee or Committees shall have such powers and shall perform such duties as the Board may determine.

SECTION 18. Minutes. The Committees shall keep regular minutes of their proceedings and shall report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

14 ,15 SECTION 19. Compensation of Directors. The Directors of this corporation other than salaried officers or employees of this corporation, in lieu of all other compensation for services as Directors shall receive such sums in salary and/or attendance fees as may from time to time be fixed by resolution adopted by a two-thirds vote of the Board of Directors. In addition, thereto, the out-of-town members of said Board shall be allowed their actual expenses of attendance, provided, that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefore. Director's salary or attendance fees for any officer or employee of any of the Company or affiliate of the Company shall not be paid to such Director but

[13]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[14]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.

shall be allocated to his or her respective employer through the inter-company billing process.

16 SECTION 20. Compensation of Committee Members. Members of special or standing committees who are not salaried officers or employees of this corporation or its affiliates may be allowed such compensation as is fixed by resolution of the Board for attending committee meetings and out-of-town members of said committees may be allowed their actual expenses of attendance.

MEETINGS OF THE BOARD

SECTION 21. Annual Organization Meeting. The newly elected Board may meet immediately following the Annual Meeting of Stockholders and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a majority of the whole Board shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all of the newly elected Directors, or shall be fixed in a notice to be sent by the Chairman of the Board of Directors or by the President or Secretary to the newly elected Directors.

17SECTION 22. Regular Meetings. Meetings of the Board of Directors may be held quarterly or at such other time(s) at the Home Office of the corporation, or at such other place, whether within or without the State of Washington, as a majority of the Directors may from time to time appoint, on such day and hour as may be fixed by the President of the corporation, upon due notice given by the Secretary to each Director. Such meetings of the Board may be called by the Chairman of the Board of Directors or by the President on three (3) days notice to each Director either personal, or by regular or electronic mail, or by telegram; such meetings shall be called by the Chairman of the Board of Directors or by the President in like manner and on like notice on the written request of three (3) Directors.

SECTION 23. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board of Directors or by the President or the Executive Vice President on three (3) days notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board of Directors or by the President or Executive Vice President in like manner and on like notice on the written request of three (3) Directors.

18SECTION 24. Quorum. At all meetings of the Board a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.

[15]	As amended at the Board of Directors Meeting of October 26, 1976.
[16]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[17]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[18]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.

19 SECTION 24.1. Action Without a Meeting. Any action proper to be taken by the Board of Directors of this corporation may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

20 Section 24.2. Minutes. The Board shall keep regular minutes of its proceedings and shall report to same to the stockholder as may be required.

OFFICERS

21SECTION 25. OFFICERS. The officers of the corporation shall be elected by the Directors and may be a Chairman of the Board of Directors, Co-Chairmen of the Board of Directors, a President, a Vice President, a Secretary, a Treasurer, an Actuary, a Medical Director, a Chief Financial Officer, and a General Counsel.

22, 23 SECTION 26. How Chosen. The Board of Directors at its first meeting after each Annual Meeting of Stockholders shall elect a Chairman of the Board of Directors or Co-Chairmen from their own number. and shall elect a President, one or more Vice Presidents, a Secretary, an Actuary and a Medical Director, and may elect a Chief Financial Officer, a Treasurer and a General Counsel, none of whom are required to be members of the Board.

24SECTION 27. Additional Officers. The Board may appoint a General Manager, an Assistant General Manager, additional Vice Presidents and Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

25SECTION 28. Salaries. The salaries of the officers of the Corporation may be reviewed by the Board of Directors in their discretion.

SECTION 29. Terms of Office-Removal-Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of two-thirds of the whole Board of Directors. If the office of any officer becomes vacant for any reason the vacancy may be filled by the Board of Directors.

[19]	As amended at the Board of Directors Meeting of December 7, 1961.
[20]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[21]	As amended at the Board of Directors Meeting of March 26, 1963
[22]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[23]	As amended at the Board of Directors Meeting of March 26, 1963.
[24]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[25]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.

THE CHAIRMAN OF THE BOARD

26SECTION 30. Powers and Duties (a) The Chairman of the Board of Directors shall have broad supervision of the general business policy of the corporation, and subject to the Board of Directors, shall supervise and direct such policy as necessary and appropriate. The Chairman shall preside at all meetings of the Board of Directors and of the stockholders. In the absence of the Chairman of the Board, the President shall have and may exercise all of the powers of said Chairman. The Chairman of the Board shall be ex officio a member of all standing committees.

(b) The office of the Chairman of the Board of Directors may be left vacant, if so determined by the Board of Directors. In that event all the powers of the Chairman of the Board shall be possessed, and all of the duties of the Chairman of the Board shall be performed, by the President.

THE PRESIDENT

27SECTION 31. Powers and Duties. (a) The President shall be the first Executive Officer of the corporation; in the absence of the Chairman of the Board of Directors he or she shall preside at all meetings of the stockholders and Directors; he or she shall have general and active supervision of the corporation and shall see that all orders and resolutions of the Board are carried into effect.

(b) The President shall execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation as may be reasonable and necessary.

(c) The President shall have such other duties and powers as may be conferred upon him or her by the By-Laws and the Board of Directors.

(d) The President shall be ex officio a member of all standing committees and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

(e) All the powers and duties imposed by law or these By-Laws may be exercised by him or her either within or without the State of Washington.

EXECUTIVE VICE PRESIDENT

28SECTION 32. Powers and Duties. (a) The Executive Vice President shall be a senior vice president of the corporation.

In the absence of the President, the Executive Vice President shall have temporary power to carry on the

[26]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[27]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[28]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.

necessary business of the corporation.

VICE PRESIDENT

29SECTION 33. Powers and Duties. The Vice Presidents shall perform such other duties as the President or the Board of Directors shall prescribe. In such acts and in the execution of writings by such vice presidents it shall not be necessary to recite the absence or inability of any preceding officer to act.

30 .SECRETARY AND ASSISTANT SECRETARIES

31 SECTION 34. Secretary’s Powers and Duties. (a) The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book kept for that purpose; and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or President and shall keep in safe custody the seal of the corporation and affix the same to any instrument requiring a seal, and when so affixed it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.

(b) Assistant Secretaries’ Powers and Duties. The Assistant Secretaries shall in the absence or the disability, or the neglect or the refusal of the Secretary to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

TREASURER AND ASSISTANT TREASURERS

SECTION 35. Treasurer’s Powers and Duties. (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

32(b) Disbursement of Funds. The Treasurer shall disburse the funds of the corporation, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the corporation.

(c) Fidelity Bonds. If required by the Board of Directors, the Treasurer and Assistant Treasurer shall give the corporation a bond, the premium on which shall be paid by the corporation, in such sum and with such surety or

[29]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[30]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[31]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[32]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.

sureties satisfactory to the Board for the faithful performance of the duties of their offices and for the restoration to the corporation in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the corporation.

33(d) Assistant Treasurers’ Powers and Duties. The Assistant Treasurers shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe

ACTUARY

34SECTION 35.1. Powers and Duties. The Actuary shall perform the usual duties of the Actuary and in addition any duties assigned to this office by the President or the Board of Directors.

MEDICAL DIRECTOR

35SECTION 35.2. Powers and Duties. The Medical Director shall have general control and supervision of the medical examiners and of the medical examinations of applicants for policies to be issued by this company, the character and nature thereof and all matters pertaining thereto, and shall also perform such services in connection with medical matters pertaining to the affairs of the corporation as are assigned to the Medical Director by the President and the Board of Directors.

CHIEF FINANCIAL OFFICER

36SECTION 35.3. Powers and Duties. (a) The Chief Financial Officer shall have the general supervision of and be responsible to the Board of Directors for the conduct and proper functioning and the coordination of inter-departmental procedures and systems, and shall, in conjunction with other officers and department heads initiate and enforce measures and procedures whereby the business of the corporation shall be conducted with the maximum of safety, efficiency, and economy.

(b) The Chief Financial Officer shall have such other duties and powers as may be conferred upon him by the By-Laws and the Board of Directors.

GENERAL COUNSEL

37SECTION 35.4. Powers and Duties. (a) The General Counsel shall be the chief legal officer of the corporation, and shall, subject to the Board of Directors:

[33]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[34]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[35]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[36]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.

(1)	Have control of all matters of legal import to the corporation;

(2)	Have the general supervision and be responsible for the conduct and proper functioning of the Legal Department of the corporation;

(3)	Whenever requested, give any officer of the corporation legal analysis and opinion, verbally or in writing as circumstances may require upon any question that may be referred to him or her affecting the interests of the corporation;

(4)	With the approval and consent of the President, employ independent attorneys for the prosecution and defense of actions in the course of the business of this corporation.

(b)	The General Counsel shall have such other duties and powers as may be conferred upon him or her by the Board of Directors.

DUTIES OF OFFICERS MAY BE DELEGATED

SECTION 36. In the case of the absence of any officer of the corporation, the Board may delegate for the time being the powers or duties or any of them of such officer to any other officer or to any Director.

CERTIFICATES OF STOCK

38SECTION 37. Certificates of stock of the corporation shall be issued under the seal of the corporation and shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and the number of shares owned by him or her and shall be signed by the President or Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. If the corporation has a transfer agent or a transfer clerk and a registrar acting on its behalf, the signature of any such officer may be facsimile. Such certificates shall set forth the designations, preferences, and relative participating optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights.

TRANSFER OF STOCK

SECTION 38. Transfers of stock shall be made on the books of the corporation only upon the surrender of the certificate therefor, endorsed by the person named in the certificate or by attorney lawfully constituted in writing. No surrendered certificate shall be cancelled by the Secretary before a new one be issued in lieu thereof and the Secretary shall preserve the certificate so cancelled as a voucher.

REGISTERED STOCKHOLDERS

[37]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[38]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.

SECTION 39. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Washington.

LOST CERTIFICATES

39SECTION 40. The Board of Directors may direct the terms, conditions and requirements under which a new certificate or certificates of stock shall be issued in place of any certificate or certificates theretofore issued by the corporation and alleged to have been lost or destroyed.

INSPECTION OF BOOKS

SECTION 41. The Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as need by statute be specifically open to inspection) or any of them, shall be open to inspection of the stockholders and the stockholder’s rights in this respect are and shall be restricted and limited accordingly.

CHECKS

SECTION 42. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

FISCAL YEAR

SECTION 43. The fiscal year shall begin the first day of January in each year.

DIVIDENDS

40SECTION 44. (a) Dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting, or by consent, from the surplus of its assets over its liabilities.

(b) Before payment of any dividend or making any distribution of proceeds there may be set aside out of the surplus or net proceeds of the corporation such sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interests of the corporation and the Directors may abolish any such reserve in the manner in which it was created.

[39]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[40]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.

NOTICES

SECTION 45. Whenever under the provisions of these By-Laws notice is required to be given to any Director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in the manner provided in these By-Laws.

Meetings of the stockholders may be held at any time without notice when all the stockholders are present in person or by proxy. Meetings of the Board of Directors may be held without notice when all the members are present.

41SECTION 46. Any stockholder or Director may waive any notice required to be given under these By-Laws by a writing signed by him or her either before or after the meeting. Directors present at any meeting of the Board shall be deemed to have waived notice of the time and place and objects of such meeting.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

42 SECTION 47.(a) Right of Indemnity. Each person who acts as a Director, officer or employee of the corporation shall be indemnified by the corporation for all sums which he or she becomes obligated to pay, (including counsel fees, expenses and court costs actually and necessarily incurred by him or her) in connection with any action, suit or proceeding in which he or she is made a party by reason of his being, or having been a Director, officer, or employee of the corporation, except in relation to matters as to which he or she shall be adjudged in such action, suit or proceeding to be liable for bad faith or misconduct in the performance of his or her duties as such Director, officer or employee, and except any sum paid to the corporation in settlement of an action, suit or proceeding based upon bad faith or misconduct in the performance of his or her duties.

(b) Scope of Indemnity. The right of indemnification in this article provided shall inure to each Director, officer and employee of the corporation, whether or not he or she is such Director, officer or employee at the time he or she shall become obligated to pay such sums, and whether or not the claim asserted against him or her is based on matters which predate the adoption of this article; and in the event of his or her death shall extend to his or her legal representatives. Each person who shall act as a Director, officer or employee of the corporation shall be deemed to be doing so in reliance upon such right of indemnification; and such right shall not be deemed exclusive of any other right to which any such person may be entitled, under any By-Law, agreement, vote of stockholders, or otherwise.

(c) Determination of Claims for Indemnity. The Board of Directors of the corporation, acting at a meeting at which a majority of the quorum is unaffected by self-interest (notwithstanding that other members of the quorum present but not voting may be so affected), shall determine the propriety and reasonableness of any indemnity claimed under this article, and such determination shall be final and conclusive. If, however, a majority of a quorum of

[41]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[42]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.

the Board which is unaffected by self-interest and willing to act is not obtainable, the Board in its discretion may appoint from among the stockholders who are not Directors or officers or employees of the corporation, a committee of two (2) or more persons to consider and determine any such question, and the determination of such committee shall be final and conclusive.

AMENDMENTS

43,44 SECTION 48. These By-Laws may be altered or amended or repealed by:

(a) the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat at any regular meeting of the stockholders, or

(b) at any special meeting of the stockholders if notice of the proposed alteration or amendment or repeal be contained in the notice of such special meeting, or

(c) by the written consent of the shareholders holding at least two-thirds of the voting stock of this corporation without any meeting and without notice, or

(d) by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board, or

(e) at any special meeting of the Board if notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting; provided, however, that no change of the time or place for the election of Directors shall be made within thirty (30) days next before the day on which such election is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his or her last known post office address at least ten (10) days before the election is held.

45, , 46SECTION 49. Objects of This Corporation. The objects for which this corporation is formed are and shall be: To do a general life insurance business including the issuing of policies entitled to participate from time to time in the earnings of the corporation through dividends and including endowments and annuities to do a general accident insurance and sickness or health insurance business, including insurance against injury, disablement and resulting from sickness and every insurance pertaining thereto, and to issue participating life insurance policies to have, engage and exercise each and all of the powers which are conferred upon corporations engaged in insurance business of the classes hereinabove specified, and; to engage in such other lawful business by and exercise such other powers as are generally conferred on corporation organized under the laws of this state.

[43]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[44]	As amended at Board of Directors Meeting on February 10, 1959.
[45]	As amended at a regular Meeting of the Board of Directors held July 23, 2009.
[46]	As amended at the Board of Directors Meeting of April 7, 1992.